CONSULT
  CORP.

                          CERTIFICATE OF MERGER

                                    OF
                 CONSOLIDATED SPECTRUM ACQUISITION CORP.

                                   AND
                            EAST CONSULT CORP.

  Under Section 907 of the
  Business Corporation Law

  The undersigned, Garry Jamieson and Karien Jamieson, being, respectively, the President and Secretary of Consolidated Spectrum Acquisition Corp., a corporation duly organized and existing under and by virtue of the laws of the State of New York, and Garry Jamieson and Karien Jamieson, being, respectively, the President and Secretary of East Consult Corp., a foreign corporation duly organized and existing under and by virtue of the laws of the State of Nevada, do hereby certify and set forth:

  FIRST: The name of each constituent corporation is as follows:

  Consolidated Spectrum Acquisition Corp.

  East Consult Corp.

  SECOND: The name of the surviving corporation is East Consult Corp., a corporation of the State of Nevada.

  THIRD: The designation, number and voting rights of the outstanding shares of each class and series of the constituent corporations are as follows:

  NAME                                        CLASS      NUMBER

  Consolidated Spectrum Acquisition Corp     COMMON      3.301,100

  East Consult Corp.                         COMMON      1,150,313

  FOURTH: The date when the Certificate of Incorporation of Consolidated Spectrum Acquisition Corp. was filed by the Department of State is the 30th day of April, 1987.

  FIFTH:   The jurisdiction of incorporation of East Consult Corp. is the State of Nevada and the date of its incorporation is the 10th day of April, 1987.

  SIXTH: Said corporation has not filed an Application for Authority to do business in the State of New York and will not do business in New York until such Application for Authority has been filed with the New York Department of State.

  SEVENTH: A vote of the holders of two-thirds of all outstanding shares entitled to vote thereon at a meeting of shareholders.

  EIGHTH: The merger is permitted by the laws of the jurisdiction of each constituent corporation and is in compliance therewith. For accounting purposes, the effective date of the merger is January 12, 1995.

  NINTH: The surviving corporation hereby agrees that it may be served with process in this state in any action or special proceeding for the enforcement of any liability or obligation of any domestic corporation or of any foreign corporation, previously amenable to suit in this state, which is a constituent corporation in such merger, and for the enforcement of the right of amount, if any, to which they shall be entitled under the provisions of this chapter.

  TENTH: The surviving corporation hereby designates the Secretary of State as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o The Law Office of Steven A. Sanders, P.C., 50 Broad Street, Suite 1814, New York, New York 10004

  IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury,.

  this 5th day of January, 1995.

                                   EAST CONSULT CORP.

                                   By: /s/Garry Jamieson, President

                                       ----------------------------
                                          Garry Jamieson, President

                                  By: /s/Karien Jamieson, Secretary

                                        ---------------------------
                                         Karien Jamieson, Secretary

                                  CONSOLIDATED SPECTRUM
                                  ACQUISITION CORP.

                                 By: /s/ Karien Jamieson, Secretary

                                        ---------------------------
                                         Karien Jamieson, Secretary